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                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No, 33-07673 of Alexander Haagen Properties, Inc. on Form S-3 and Registration Statement No. 33-73306 of Alexander Haagen Properties, Inc. on Form S-8 of our report dated February 28, 1997, appearing in this Annual Report on Form 10-K of Alexander Haagen Properties, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE, LLP

Los Angeles, California
February 28, 1997